Exhibit 99.1

12.8% WORKING INTEREST IN DEEP LEASE

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Sara Creek Gold Corp.

We have audited the accompanying statements of financial condition of the 12.8% working interest in the DEEP Lease as of August 31, 2013 and 2012, and the related statements of operations, owners’ equity, and cash flows for each of the years in the two-year period ended August 31, 2013. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the 12.8% working interest in the DEEP Lease as of  August 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended August 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ L.L. Bradford & Co.
Las Vegas, Nevada
July 10, 2014

12.8% Working Interest in the DEEP Lease
Statements of Financial Condition

	August 31,
	2013	2012
ASSETS
Current assets:
Accounts receivable	$3,466	$2,606
Inventory	1,358	1,638
Prepaid expenses	246	386
Total current assets	5,070	4,630

Fixed assets:
Machinery and equipment, net of accumulated
depreciation of $2,919 and $2,141, respectively	2,530	3,308

Other assets:
Capitalized oil and gas properties, net of accumulated
depletion of $11,514 and $8,907, respectively	57,223	59,829

Total assets	$64,823	$67,767

LIABILITIES AND OWNERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$2,442	$1,349
Net profits interest payable, current portion	2,328	2,123
Total current liabilities	4,770	3,472

Long-term liabilities:
Asset retirement obligations	19,863	18,307
Net profits interest payable, net of current portion	21,630	23,958
Total long-term liabilities	41,493	42,265

Total liabilities	46,263	45,737

Commitments:	-	-

Owners' equity:
Owners' equity	18,560	22,030
Total owners' equity	18,560	22,030

Total liabilities and owners' equity	$64,823	$67,767

The accompanying notes are an integral part of these financial statements

12.8% Working Interest in the DEEP Lease
Statements of Operations and Changes in Owners' Equity

	Year Ended
	August 31,
	2013	2012

Oil revenues	$15,535	$16,075

Expenses:
Direct operating costs	11,152	8,183
Depreciation, depletion and amortization	4,941	4,882
General and administrative expenses	749	906
Total expenses	16,842	13,971

Net operating (loss) income	(1,307)	2,104

Other income (expense):
Interest expense	(2,474)	(2,675)
Total other income (expense)	(2,474)	(2,675)

Net (loss)	$(3,781)	$(571)

Owners' equity - beginning	$22,030	$15,913

Owners' funding	311	6,688
Net (loss)	(3,781)	(571)

Owners' equity - ending	$18,560	$22,030

The accompanying notes are an integral part of these financial statements

12.8% Working Interest in the DEEP Lease
Statements of Cash Flows

	Year Ended
	August 31,
	2013	2012
Cash flows from operating activities
Net (loss)	$(3,781)	$(571)
Depreciation, depletion and amortization	3,385	3,448
Accretion of asset retirement obligation	1,556	1,434
Accretion of net profits interest payable	2,474	2,675
Adjustments to reconcile net (loss) to cash
from operating activities:
Accounts receivable	(860)	(1,140)
Inventory	280	(14)
Prepaid expenses	139	(140)
Accounts payable and accrued expenses	1,094	(7,418)
Net cash provided by (used in) operating activities	4,287	(1,726)

Cash flows from financing activities
Owners' funding	311	6,688
Payment on net profits interest agreement	(4,598)	(4,962)
Net cash (used in) provided by financing activities	(4,287)	1,726

Net change in cash	-	-
Cash, beginning	-	-
Cash, ending	$-	$-

Supplemental disclosures:
Interest paid	$2,474	$2,675

The accompanying notes are an integral part of these financial statements

12.8% WORKING INTEREST IN THE DEEP LEASE
NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEARS ENDED AUGUST 31, 2013 AND 2012

Note 1 – Nature of Business

The DEEP Lease operations consist of a single oil-producing property known as the “DEEP Lease”, “DEEP” or the “DEEP property”, located near Bakersfield, California.

The DEEP Lease was acquired by SCNRG, LLC (“SCNRG”) on December 1, 2009.  Concurrently, SAL Energy, LLC (“SAL”) acquired a 33.33% working interest from SCNRG, and concurrently sold 16.50 percentage points to Ten-One Oil and Gas, LLC (“Ten-One”).  Subsequently, on December 1, 2011, SAL Energy, LLC transferred its interest to its affiliate Caleco, LLC (“Caleco”).  As a result of these transactions, as of December 1, 2009, the DEEP Lease working interests were owned 66.67% SCNRG, 16.83% SAL (and subsequently its successor, Caleco) and 16.50% Ten-One.  On September 12, 2013, SCNRG entered into an option to buy the Caleco and Ten-One working interests in the DEEP Lease, which totaled 33.33%, for an aggregate purchase price of $325,000 in cash, together with assumption of asset retirement obligations and NPI payable.  On February 4, 2014, SCNRG closed on a portion of this purchase option, acquiring a 20.5108% working interest, bringing its working interest to 87.1808%.  On May 15, 2014, SCNRG closed on the remaining portion of this purchase option, acquiring the remaining 12.8192% working interest, bringing its working interest to 100.0%.

SCNRG was a newly-formed, independent, entity at the time of the 2009 DEEP Lease acquisition, and on October 25, 2013, was acquired by Sara Creek Gold Corp., a publicly-traded company.

SAL (and its successor Caleco) has acted as operator of the DEEP Lease since December 1, 2009, including subsequent to the SCNRG purchase of the 33.33% working interest.  See “Note 6 – Commitments and Contingencies”.

These financial statements include the assets acquired by SCNRG from Caleco and Ten-One, being the 12.8192% working interest in the DEEP Lease, which is also referred to as the “12.8% Working Interest”, “we”, “us” and “our” in these financial statements.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates included in the financial statements are: (1) oil revenues and reserves; (2) depletion; (3) accrued assets and liabilities; (4) asset retirement obligations; and (5) net profits interest payable.  Although management believes these estimates are reasonable, changes in facts and circumstances or discovery of new information may result in revised estimates.  Actual results could differ from those estimates.

Cash and Cash Equivalents

No bank accounts are maintained for the 12.8% Working Interest.  Each working interest owner maintains their own individual bank accounts.  Accordingly, there is no cash balance in these financial statements.

Note 2 - Summary of Significant Accounting Policies - continued

Accounts Receivable

Accounts receivable represent oil sales, and are collected by the DEEP operator in the month following sale.  After deducting and paying the appropriate royalties, the operator either promptly remits each owner’s share of the net proceeds to each owner, or offsets the net proceeds against joint interest billings for each owner’s share of production and other costs.  Receivables are regularly reviewed to insure that the amounts will be collected and to establish or adjust an allowance for uncollectible amounts as necessary using the specific identification method.  There were no reserves for uncollectible amounts in the periods presented.

Inventory

Inventory consists of oil that has been produced and stored in a tank on the DEEP property.  Inventory is valued at the lower of average cost and market.

Financial instruments

Financial instruments consist of accounts receivable and accounts payable. Recorded values of receivables and accounts payable approximate fair values due to the short maturities of such instruments.

Machinery and Equipment

Machinery and equipment are recorded at cost. Depreciation is on a straight-line method using the estimated lives of the assets (3-15 years). Expenditures for maintenance and repairs are charged to expense.

Oil Properties

We follow the full-cost method of accounting under which all costs associated with property acquisition, exploration and development activities are capitalized.  We also capitalize internal costs that can be directly identified with acquisition, and exploration and development activities.  We do not capitalize any costs related to production, general corporate overhead or similar activities.  Surface equipment on a property is also part of the amounts capitalized.

Under the full-cost method, capitalized costs are depleted (amortized) on a composite unit-of-production method based on proved oil reserves.  If we maintain the same level of production year over year, the depletion expense may be significantly different if our estimate of remaining reserves changes significantly. Proceeds from the sale of properties are accounted for as reductions of capitalized costs unless such sales involve a significant change in the relationship between costs and the value of proved reserves or the underlying value of unproved properties, in which case a gain or loss is recognized. The costs of unproved properties are excluded from amortization until the properties are evaluated. Going forward, as a result of being acquired by SCNRG (see “Note 7 – Subsequent Events”), we review all of our unevaluated properties quarterly to determine whether or not and to what extent proved reserves have been assigned to the properties, and if impairment has occurred. Unevaluated properties are assessed individually when individual costs are significant.

Note 2 - Summary of Significant Accounting Policies - continued

Going forward, as a result of being acquired by SCNRG, we will review the carrying value of our oil properties under the full-cost accounting rules of the U.S. Securities and Exchange Commission (“SEC”) on a quarterly basis. This quarterly review is referred to as a ceiling test. Under the ceiling test, capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues (adjusted for cash flow hedges) less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. In calculating future net revenues, current SEC regulations require us to utilize prices at the end of the appropriate quarterly period. Such prices are utilized except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including the effects of derivatives qualifying as cash flow hedges. Two primary factors impacting this test are reserve levels and current prices, and their associated impact on the present value of estimated future net revenues. Revisions to estimates of oil reserves and/or an increase or decrease in prices can have a material impact on the present value of estimated future net revenues. Any excess of the net book value, less deferred income taxes, is generally written off as an expense. Under SEC regulations, the excess above the ceiling is not expensed (or is reduced) if, subsequent to the end of the period, but prior to the release of the financial statements, oil prices increase sufficiently such that an excess above the ceiling would have been eliminated (or reduced) if the increased prices were used in the calculations.

The estimates of proved crude oil reserves utilized in the preparation of the financial statements are estimated in accordance with guidelines established by the SEC and the Financial Accounting Standards Board (“FASB”), which require that reserve estimates be prepared under existing economic and operating conditions using a 12-month average price with no provision for price and cost escalations in future years except by contractual arrangements. Actual results could differ materially from these estimates.

Long-Lived Assets

Impairment of long-lived assets is recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying value.  The carrying value of the assets is then reduced to their estimated fair value that is usually measured based on an estimate of future discounted cash flows.

Asset Retirement Obligations

Asset retirement obligations relate to the plug and abandonment costs when our wells are no longer useful, and for the cost of removing related surface facilities. We determine the value of the liability by reviewing operator estimates and estimate the increase we will face in the future. We then discount the future value based on an intrinsic interest rate that is appropriate for us. If costs rise more than what we have expected there could be additional charges in the future, however, we monitor the costs of the abandoned wells and we will adjust this liability if necessary.

Revenue Recognition

Oil revenues are recognized net of royalties when production is sold to a purchaser at a fixed or determinable price, when title has transferred, and if collection of the revenue is probable.

Note 2 - Summary of Significant Accounting Policies - continued

Net Profits Interest

A Net Profits Interest (“NPI”) on the DEEP property calls for 40% of the net cash flow, as defined in the Assignment of Net Profit Interest (see “Note 4 – Net Profits Interest Payable”), to be paid each month to the owner of the NPI.  If net cash flow is negative, such losses carry forward to be deducted against future positive net cash flow.  There is a minimum monthly payment of $382 (our 12.8192% share).  Payments are required until our NPI payments total between $44,482 and $45,817 (the actual maximum amount within this range dependent on when we satisfy our aggregate NPI payment obligations) has been paid on or before December 31, 2022.  As of August 31, 2013, we have made NPI payments totaling $11,850.

Given its terminating nature, the discounted present value of the minimum monthly NPI payments, based on a discount rate of 10.0% per annum, was recorded as a liability at the December 1, 2009 acquisition date of the DEEP property.

Income taxes

We are not a taxable entity for U.S. federal or California income tax purposes.  Taxes on our net income are borne by our owners through the allocation of taxable income.

Net income for financial statement purposes may differ significantly from taxable income allocable to our owners as a result of differences between the tax basis and financial reporting basis of assets and liabilities.

Concentrations

Pursuant to a January 13, 2010 Crude Oil Purchase Contract between the operator and Plains Marketing L.P. (“PMLP”), all production from the DEEP property is sold to PMLP. The initial term of the agreement was for one year, expiring on December 31, 2010, and was automatically renewed for an additional one-year term that expired on December 31, 2011. Since January 1, 2012, the agreement has continued on a month-to-month basis and is cancellable upon thirty day’s written notice by either party.

Recent accounting pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Note 3 – Asset Retirement Obligation

Our asset retirement obligations relate to the abandonment of oil wells and related surface facilities. The amounts recognized are based on numerous estimates and assumptions, including future retirement costs, inflation rates and credit adjusted risk-free interest rates.

The following shows the changes in asset retirement obligations:

Asset retirement obligations, August 31, 2011	$16,873
Liabilities incurred during the period	-
Liabilities settled during the period	-
Accretion	1,434
Asset retirement obligations, August 31, 2012	$18,307
Liabilities incurred during the period	-
Liabilities settled during the period	-
Accretion	1,556
Asset retirement obligations, August 31, 2013	$19,863

Note 4 - Net Profits Interest (“NPI”) Payable

In connection with our December 1, 2009 purchase of our 12.8% Working Interest in DEEP, and as part of the purchase price consideration, we assumed our 12.8% share of an Assignment of Net Profit Interest agreement with Christian Hall Petroleum (“Seller”). Pursuant to the agreement, we are required to make monthly payments to the holder in an amount equal to 40% of our share of net profit (as defined in the agreement) from production, with a stated minimum payment of not less than $382 per month, for a period of twelve years commencing on January 1, 2011 and expiring December 31, 2022.  Payments are required until our NPI payments total between $44,482 and $45,817 (the actual maximum amount within this range dependent on when we satisfy our aggregate NPI payment obligations).  The discounted present value of the NPI, utilizing a discount rate of 10% per annum, was recorded on December 1, 2009 in the amount of $26,047. As of August 31, 2013 and 2012 we have made NPI payments totaling $11,850 and $7,253, respectively.

Changes in the NPI liability are as follows:

NPI liability, August 31, 2011	$28,369
Accretion recorded during the period	2,675
Payments made during the period	(4,963)
NPI liability, August 31, 2012	$26,081
Accretion recorded during the period	2,474
Payments made during the period	(4,597)
NPI liability, August 31, 2013	$23,958

The current portion of the NPI liability as of August 31, 2013 and 2012 was $2,328 and $2,123 respectively.

Note 5 - Fair Value Measurements

We hold certain financial assets which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”).   ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

•
Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.  We believe receivables and payables approximate fair value at August 31, 2013.

•
Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

•
Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including oil price quotations and contract terms.

	Fair Value Measurement
August 31, 2013	Level 1	Level 2	Level 3
Capitalized oil and gas properties	$-	$-	$57,223
Net profit interest liability	-	-	(23,958)
Asset retirement obligation	-	-	(19,863)
Total	$-	$-	$13,402

Note 6 – Commitments and Contingencies

Commitments

Oil production from the DEEP property is subject to a 1% overriding royalty.  Additionally, production is also subject to an aggregate additional 19.92% royalty for total royalties of 20.92%.

The DEEP Lease is operated by Caleco, LLC (“Caleco”) pursuant to an Operating Agreement for a term equal to the life of the wells.  Caleco owned a working interest in DEEP, which working interest is part of these financial statements as described in “Note 1 – Nature of Business”.  As the operator, Caleco incurs production and other costs, which are subsequently billed to the working interest owners through a joint interest billing process; and the operator distributes to each working interest owner their share of revenue received from production, less royalties and NPI obligations. All expenses and revenue presented in these financial statements represent our pro rata share of the revenue earned and expenses incurred for the DEEP Lease.  This operating arrangement will continue until SCNRG qualifies with the regulatory agency as an operator.

Note 6 – Commitments and Contingencies – continued

In accordance with the terms of the Operating Agreement, the operator is entitled to a fee for services but has instead elected to bill the working interest owners based on actual time and materials.  Included in these financial statements is the cost of the pro rata operator fee borne by the 12.8% Working Interest, but not the operator fee income of Caleco as that revenue stream is not being purchased by SCNRG.

Contingencies

We are subject to various federal, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the owners for the cost of pollution cleanup resulting from operations and subject the owners to liability for pollution damages. In some instances, the operator may be directed to suspend or cease operations in the affected area.  As of August 31, 2013 and 2012, we have no reserve for environmental remediation and are not aware of any environmental claims.

Note 7 – Subsequent Event

On May 15, 2014, SCNRG closed on the purchase of a 12.8192% working interest in the DEEP Lease for an aggregate purchase price of $125,000 in cash, together with assumption of asset retirement obligations and NPI payable.